Exhibit 10.67

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

TERM B INCREMENTAL ASSUMPTION AGREEMENT

TERM B INCREMENTAL ASSUMPTION AGREEMENT, dated as of November 19, 2014 (this “Agreement”), by and among JPMORGAN CHASE BANK, N.A., as the Term B Lender (the “Term B Lender”), NCL CORPORATION LTD., a Bermuda company (the “Company”) and Voyager Vessel Company, LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the company, the “Borrowers”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of October 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain other parties thereto, the Lenders party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, any Term B Lender shall become a Lender under the Credit Agreement pursuant to a Term B Incremental Assumption Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Term B Lender hereby agrees to provide a Term B Loan Commitment in the principal amount set forth on the signature page hereto.

1.           Funding of the Term B Loans.  Subject to the satisfaction of the conditions specified in Section 4.03 of the Credit Agreement, the Term B Lender agrees to make a Term B Loan to the Borrowers denominated in Dollars in an amount equal to its Term B Loan Commitment set forth below its name on its signature page to this Agreement.

2.           Terms of Term B Loan Commitments and Term B Loans.  The Term B Loan Commitments provided pursuant to this Agreement and the Term B Loans funded thereunder shall be subject to all of the applicable terms and conditions specified in the Credit Agreement (except as expressly set forth herein otherwise) and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.

(a)         Co-Borrower.  If and when the Term B Loans are made, the Co-Borrower shall be a co-borrower of the Term B Loans and the Company and the Co-Borrower shall be jointly and severally liable for all of the Obligations relating to (x) the Term B Loans and (y) each other Facility under the Credit Agreement.

(b)         Applicable Margin.  The “Applicable Margin” for the Term B Loans means (i) 3.25% in the case of Eurocurrency Term B Loans and (ii) 2.25% in the case of ABR Term B Loans; provided that if any Incremental Term Loans are established under the Credit Agreement with an All-in-Yield that is in excess of [*] basis points higher than the All-in-Yield of the Term B Loans, each of the Applicable Margins for the Term B Loans set forth above will be increased to the extent necessary so that the All-in-Yield of the Term B Loans is [*] basis points less than the All-in-Yield of such Incremental Term Loans. In addition, notwithstanding anything in the Credit Agreement to the contrary, in no event shall the LIBO Rate for the Term B Loans at any time be less than 0.75% per annum.

(c)         Repayment of Term B Loans.  Subject to the other paragraphs of Section 2.10 of the Credit Agreement, the Borrowers shall repay Term B Borrowings on the last day of each March, June, September and December of each year (commencing with March 2015) and on the Term Facility Maturity Date (as determined as set forth below) or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of the Term B Loans equal to (x) in the case of each Term B Loan Installment Date prior to the Term Facility Maturity Date for the Term B Loans, 0.25% of the aggregate principal amount of the Term B Loans originally funded and (y) in the case of the Term B Loan Installment Date falling on the Term Facility Maturity Date for the Term B Loans, an amount equal to the then unpaid principal amount of the Term B Loans outstanding.

The “Term Facility Maturity Date” for the Term B Loans will be November 19, 2021 (the “TLB Maturity Date”); provided that the Term B Loans shall mature on any earlier date that is 91 days prior to the final maturity date of the New Senior Unsecured Notes if the New Senior Unsecured Notes have not been repaid or refinanced with Indebtedness maturing after the TLB Maturity Date by such date.

(d)         Soft-Call Protection for Term B Loans.  If, prior to the date that is one year after the Acquisition Closing Date, (x) there shall occur any amendment, amendment and restatement or other modification of the Credit Agreement, the primary purpose of which is to reduce the All-In Yield then in effect for the Term B Loans, (y) all or any portion of the Term B Facility is voluntarily prepaid or mandatorily prepaid with the net cash proceeds of, or refinanced substantially concurrently with the incurrence of, or conversion of the Term B Loans into, new syndicated term loans in a transaction the primary purpose of which is to lower the All-In Yield of the Term B Loans below the All-In Yield in effect for the Term B Loans or (z) a Term B Lender is required to assign its Term B Loans pursuant to Section 2.19(c) of the Credit Agreement as a result of its failure to consent to an amendment, amendment and restatement or other modification of the Credit Agreement the primary purpose of which is to reduce the All-In Yield then in effect for the Term B Loans (any of clause (x), (y) or (z), a “Repricing Transaction”), then in each case, the Borrowers shall pay or cause to be paid to each applicable Lender, at the time of such Repricing Transaction, a fee equal to 1% of the aggregate principal amount of the

Term B Loans of such Lender so subject to such Repricing Transaction (other than any Repricing Transaction made in connection with a change of control or Transformative Acquisition (as defined below).

“Transformative Acquisition” means any acquisition by the Company or any Subsidiary of the Company that is either (i) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Company and the Subsidiaries of the Company with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company acting in good faith.

(e)         Termination of Term B Loan Commitments.  The Term B Loan Commitments shall terminate in full upon the funding of the Term B Loans as contemplated by Section 1 of this Agreement. Additionally, the Term B Loan Commitments shall terminate in full upon consummation of the Acquisition in the event the Acquisition is consummated without any borrowing under the Term B Loan Commitments.

3.	Miscellaneous.

This Agreement shall become effective when executed and delivered by each of the parties listed on the signature pages hereto.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Term B Incremental Assumption Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A. as Term B
Lender

By:	/s/ Chiara Carter
	Name:	Chiara Carter
	Title:	Vice President

Term B Loan Commitments: $350,000,000

[Signature page to Term B Incremental Assumption Agreement]

NCL CORPORATION LTD.

By:	/s/ Wendy Beck
	Name:	Wendy Beck
	Title:	Executive Vice President & Chief Financial Officer

VOYAGER VESSEL COMPANY, LLC

By:	SEVEN SEAS CRUISES S. DE R.L.,
its sole member

By:	/s/Jason Montague
	Name:	Jason Montague
	Title:	Treasurer

[Signature page to Term B Incremental Assumption Agreement]

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/Chiara Carter
Name: Chiara Carter
Title: Vice President

[Signature page to Term B Incremental Assumption Agreement]